Exhibit 99.1


Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      REPORTS RECORD FIRST QUARTER RESULTS


GLADSTONE, N.J.--(BUSINESS WIRE)--April 26, 2005 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.7 million for the first quarter of 2005, as compared to $3.3 million for the first quarter of 2004, an increase of $422 thousand or 12.9 percent. This level of net income represents the highest ever recorded in any quarter in the Corporation's history. For the first quarter of 2005, net income per diluted share was $0.44, an increase of $0.05 or
12.8 percent, when compared to $0.39 for the first quarter of 2004. The annualized return on average assets ("ROA") was 1.33 percent and the annualized return on average equity ("ROE") was 15.51 percent for the first quarter of 2005.

     Frank A. Kissel, Chairman and CEO, stated, "We are pleased with the results we achieved this quarter. Despite the challenges faced in the quarter, including margin compression, a flattening yield curve and competitive deposit pricing, we were able to post an 8.3 percent increase in net interest income. Although the net interest margin contracted 30 basis points compared to the first quarter of 2004, our plan to expand our lending and deposit gathering into new communities has allowed us to grow our business at a pace that mitigated the lower net interest margin.

     "We plan on continuing this strategy of branching into communities that are contiguous to our current market area. Pending regulatory approval, we anticipate opening a new branch, our 20th location, in Bridgewater, New Jersey, this summer."

     Mr. Kissel continued, "Supplementing our traditional banking revenue was an outstanding quarter by PGB Trust and Investments. Trust fee income surpassed $2 million for the first time in the first quarter of 2005, an increase of over 19 percent over 2004 first quarter levels."

EARNINGS

Net Interest Income

     Net interest income for the first quarter of 2005, on a tax-equivalent basis, was $9.3 million, an increase of $711 thousand or 8.3 percent over the same period last year and a decline of $130 thousand or 1.4 percent over the fourth quarter of 2004. On a fully tax-equivalent basis, net interest margin for the first quarter was 3.53 percent as compared to 3.83 percent for the same quarter last year and 3.78 percent for the fourth quarter of 2004.

     Average-earning assets increased to $1.05 billion in the first quarter of 2005, rising $155.6 million or 17.4 percent, from $893.7 million in the first quarter of 2004. The yield on interest earning assets increased to 4.92 percent from 4.80 percent, a 12 basis point increase from first quarter 2004 to first quarter 2005.

     Loans continued to experience strong growth, averaging $593.1 million for the first quarter of 2005 as compared to $426.4 million for the first quarter of 2004, an increase of $166.6 million, or 39.1 percent. In the first quarter of

2005 as compared to the first quarter of 2004, the mortgage loan portfolio experienced growth of $140.4 million or 43.3 percent, while the commercial loan portfolio grew $22.2 million or 32.7 percent. Most of the mortgage loan growth was in adjustable-rate residential mortgage loans, which resulted from new business initiatives and our entry into new market areas. Average investment securities declined $2.4 million or 0.5 percent from the first quarter of 2004 to the first quarter of 2005.

     Average deposits totaled $952.8 million for the first quarter of 2005 as compared to $821.0 million for the same period in 2004, a $131.7 million or 16.0 percent increase. Contributing to deposit growth was the introduction of the Fed Tracker Money Market Account, the Fed Flyer CD and the Master Escrow Account, products that have been favorably received by our customers. Average borrowings increased $20.0 million, or 54.9 percent, from $36.5 million in the first quarter of 2004 to $56.5 million for the first quarter of 2005. Borrowings supplemented funding requirements for asset growth in the first quarter of 2005. The cost of funds increased to 1.44 percent in the first quarter of 2005 as compared to 1.01 percent in the first quarter of 2004 as the Federal Reserve increased the Federal Funds rate five times during the year, which resulted in higher retail deposit interest rates.

Other Income

     Other income was $3.2 million for the first quarter of 2005 as compared to $2.6 million in the first quarter of 2004, an increase of $530 thousand or 20.2 percent. Income from PGB Trust and Investments was $2.0 million, an increase of $330 thousand or 19.6 percent over the same quarter last year, which is attributable to an increase in trust assets. For the first quarter of 2005, securities gains were $298 thousand as compared to $193 thousand in the first quarter of last year. This year's gain included the recognition of a $249 thousand gain on the non-monetary exchange of equity securities.

Other Expenses

     Other expenses totaled $6.6 million for the first quarter of 2005, an increase of $516 thousand or 8.5 percent, when compared to $6.0 million for the same quarter of 2004. Salaries and benefits expense was $3.7 million for the first quarter of 2005 as compared to $3.5 million for the same quarter of 2004, growing $189 thousand, or 5.5 percent. Normal salary increases as well as additions to the professional staff and branch expansion account for the increase. Occupancy expenses increased $251 thousand or 19.1 percent to $1.6 million for the first quarter of 2005 as compared to $1.3 million for the same quarter of 2004. In the past year, occupancy expenses have grown due to the investment in two new branches and a new data center. Costs also rose this year as the Corporation invested in its technological capacity for future growth and the expectation of increased levels of business activity. Other non-interest expense remained constant at $1.3 million for the first quarters of 2005 and 2004.

ASSET QUALITY

     At March 31, 2005, non-performing loans totaled $255 thousand or 0.04 percent of total loans as compared to $153 thousand or 0.04 percent at March 31, 2004.

     Mr. Kissel stated, "We are pleased to report that credit quality remains strong with low levels of loan delinquencies. During this period of strong loan growth, we remain committed to maintaining credit quality."

     The allowance for loan losses was $6.2 million or 1.00 percent of total loans at March 31, 2005 as compared to $5.6 million or 1.29 percent of total loans at March 31, 2004. Net recoveries of $7 thousand were recorded in the first quarter of 2005 while $55 thousand of net charge-offs were recorded in the first quarter of 2004.

CAPITAL

     At March 31, 2005, shareholders' equity totaled $94.3 million as compared with $89.3 million at March 31, 2004, an increase of $5.0 million or 5.6 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at March 31, 2005 were 8.62 percent, 18.46 percent and 19.65 percent, respectively.

     As previously reported, the Corporation announced a Stock Repurchase Plan on April 15, 2005. The Board of Directors approved the repurchase of 150,000 shares of Peapack-Gladstone Financial Corporation outstanding common stock during the next twelve months. The acquired shares are to be held in treasury to be used for general corporate purposes.

     Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.14 billion as of March 31, 2005. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 19 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and

Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                              At or For The Three Months
                                                       Ended
                                                      March 31,
                                                2005              2004
                                                ----              ----
Income Statement Data:
Interest Income                              $   12,656        $   10,522
Interest Expense                                  3,629             2,159
                                             ----------        ----------
Net Interest Income                               9,027             8,363
Provision For Loan Losses                           150               150
                                             ----------        ----------
Net Interest Income After
     Provision For Loan Losses                    8,877             8,213
Trust Fees                                        2,013             1,683
Other Income                                        839               744
Securities Gains                                    298               193
Other Expenses                                    6,555             6,039
                                             ----------        ----------
Income Before Income Taxes                        5,472             4,794
Income Tax Expense                                1,769             1,513
                                             ----------        ----------
Net Income                                   $    3,703        $    3,281
                                             ==========        ==========

Balance Sheet Data:
Total Assets                                 $1,136,215        $  974,679
Federal Funds Sold                                  915            24,592
Short-Term Investments                              674               721
Securities Held To Maturity                      85,824            94,883
Securities Available For Sale                   370,986           366,155
Loans                                           614,173           429,636
Allowance For Loan Losses                         6,161             5,562
Deposits                                        986,682           846,805
Borrowings                                       49,727            29,627
Shareholders' Equity                             94,271            89,302

Trust Department Assets
     (Market Value, Not
        Included Above)                      $1,657,831        $1,478,500

Average Balance Sheet Data:
Total Assets                                 $1,109,625        $  951,597
Earning Assets                                1,049,305           893,694
Loans, net                                      587,036           420,897
Interest-Bearing Deposits                       786,412           672,155
Demand Deposits                                 166,339           148,884
Borrowings                                       56,536            36,495
Shareholders' Equity                             95,505            86,705

Performance Ratios:
Return on Average Assets                           1.33%             1.38%
Return on Average Equity                          15.51             15.14

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                             At or For The Three Months
                                                       Ended
                                                     March 31,
                                              2005              2004
                                              ----              ----

Net Interest Margin
    (Taxable Equivalent Basis)                3.53%             3.83%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                    $    12           $    52
Non-Accrual Loans                              243               101
Net Recoveries/(Charge-Offs)                     7               (55)
Allowance For Loan Losses
    To Total Loans                            1.00%             1.29%

Per Share Data: (1)
Earnings Per Share (Basic)                 $  0.45           $  0.40
Earnings Per Share (Diluted)                  0.44              0.39
Book Value Per Share                         11.40             10.92
Dividends Per Share                           0.11              0.10

Capital Adequacy:
Tier I Leverage                               8.62%             8.89%
Tier I Capital to Risk-
  Weighted Assets                            18.46             20.71
Tier I & II Capital to
    Risk-Weighted Assets                     19.65             22.07


(1) Restated for the effect of the 10 percent stock dividend declared September 9, 2004.


                                      PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                               AVERAGE BALANCE SHEET
                                                     UNAUDITED
                                                    YEAR-TO-DATE
                                   (Tax-Equivalent Basis, Dollars in Thousands)

                                           March 31, 2005                          March 31, 2004
                                       Average         Income/                Average        Income/
                                       Balance         Expense    Yield       Balance        Expense    Yield
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                     $   402,107      $   4,003   3.98%      $ 419,082      $   4,059   3.87%
     Tax-Exempt (1) (2)                   51,741            603   4.66%         37,155            488   5.25%
   Loans (2) (3)                         593,063          8,280   5.58%        426,423          6,145   5.76%
   Federal Funds Sold                      1,772             11   2.48%          6,794             16   0.95%
   Interest-Earning Deposits                 622              3   1.93%          4,240             11   1.07%
                                     ------------     ------------------     ----------     ------------------
   Total Interest-Earning
     Assets                            1,049,305      $  12,900   4.92%        893,694      $  10,719   4.80%
                                     ------------     ------------------     ----------     ------------------
Noninterest-Earning Assets:
   Cash and Due from Banks                20,968                                18,845
   Allowance for Loan
     Losses                              (6,027)                               (5,526)
   Premises and Equipment                 20,176                                15,972
   Other Assets                           25,203                                28,612
                                     ------------                            ----------
   Total Noninterest-Earning
     Assets                               60,320                                57,903
                                     ------------                            ----------
Total Assets                         $ 1,109,625                             $ 951,597
                                     ============                            ==========

LIABILITIES:
Interest-Bearing Deposits
   Checking                          $   200,839      $     528   1.05%      $ 131,837      $     110   0.34%
   Money Markets                         105,210            434   1.65%         65,412            101   0.62%
   Tiered Money Markets                  122,855            415   1.35%        149,460            344   0.92%
   Savings                               105,701            182   0.69%        102,276            161   0.63%
   Certificates of Deposit               251,807          1,633   2.59%        223,170          1,174   2.10%
                                     ------------     ------------------     ----------     ------------------
     Total Interest-Bearing
       Deposits                          786,412          3,192   1.62%        672,155          1,890   1.12%
   Borrowings                             56,536            437   3.09%         36,495            269   2.94%
                                     ------------     ------------------     ----------     ------------------
   Total Interest-Bearing
      Liabilities                        842,948          3,629   1.72%        708,650          2,159   1.22%
                                     ------------     ------------------     ----------     ------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                       166,339                               148,884
   Accrued Expenses and
     Other Liabilities                     4,833                                 7,358
                                     ------------                            ----------
   Total Noninterest-Bearing
     Liabilities                         171,172                               156,242
Shareholders' Equity                      95,505                                86,705
                                     ------------                            ----------
   Total Liabilities and
     Shareholders' Equity            $ 1,109,625                             $ 951,597
                                     ============                            ==========
   Net Interest Income                                $   9,271                             $   8,560
                                                      ==========                            ==========
     Net Interest Spread                                          3.20%                                 3.58%
                                                                ========                              ========
     Net Interest Margin (4)                                      3.53%                                 3.83%
                                                                ========                              ========

(1) Average balances for available-for-sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)  Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.